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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                 October 6, 2000
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                Date of Report (date of earliest event reported)

                     COMMUNICATION INTELLIGENCE CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

             0-19301                                    94-2790442
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     (Commission File Number)              (IRS Employer Identification Number)

            275 Shoreline Drive, Suite 500, Redwood Shores, CA 94065
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                    (Address of Principal Executive Offices)

                                 (650) 802-7888
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              (Registrant's Telephone Number, Including Area Code)

                                       N/A
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          (Former Name or Former Address, If Changed Since Last Report)
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Item 2.       Acquisition or Disposition of Shares.

              Item 2 to that certain Current Report on Form 8-K dated October 6, 2000 and filed with the Commission on October 16, 2000 is hereby amended and restated in its entirety as follows:

              On October 6, 2000, CIC Acquisition Corp. ("Buyer"), a wholly-owned subsidiary of Communication Intelligence Corporation (the "Company"), acquired certain assets of PenOp Limited ("PenOp") and its subsidiary PenOp Inc. ("PenOp USA" and together with PenOp, the "Sellers"), pursuant to an asset purchase agreement (the "Purchase Agreement"), dated as of September 29, 2000, by and among Buyer and the Sellers (the "Acquisition"), in exchange for 4.7 million shares of common stock of the Company (the "Transaction Shares"). Out of the 4.7 million Transaction Shares issued to Sellers in connection with the Acquisition, approximately 940,000 shares are being held in escrow to cover potential indemnification claims of Buyer.

              Pursuant to the terms of the Purchase Agreement, the Company acquired the following assets from Sellers:

     o all of Sellers' rights with respect to intellectual property owned by Sellers or used or held for use in the Sellers' business;

     o all of the Sellers' rights in and to equipment, supplies and other tangible personal property, including inventories thereof, that is necessary for or is being used in the use and operation of the Sellers' intellectual property;

     o all of the Sellers' rights under nine agreements that were assumed by Buyer;

     o all books, records (except financial records and ledgers), customer, supplier and vendor lists, databases and other information and data of Sellers relating to the Sellers' business; and

     o all intangible rights and claims relating to or arising out of Sellers intellectual property and tangible personal property, including all rights with respect to goodwill relating thereto.

              In connection with the Acquisition, the Company assumed Sellers' maintenance and other obligations under nine of the Sellers' agreements relating primarily to licensing and research and development.

              The Company does not intend to manufacture any of the Sellers' software products, market or sell any of those products, use any of the Sellers' software products, use any of the Sellers' trade names or promote any of the Sellers' software products. The Company intends to incorporate the Sellers' technology into its products.

              Pursuant to the Purchase Agreement, the Company agreed to file a Registration Statement under the Securities Act of 1933, as amended, covering the sale of the Transaction Shares no later than thirty (30) days following the Closing Date and to use reasonable efforts to have the Registration Statement declared effective as soon as reasonably practicable thereafter.

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              At closing, Mr. Philip Sassower, Chairman of the Board of the
Company, and nine of his designees, agreed to purchase from Sellers, in a private transaction, an aggregate of 1,713,728 shares of common stock received by Sellers in connection with the Acquisition for $3.3 million.

              The Company intends to apply general historical-cost accounting principles to the acquisition of the intellectual property acquired from Sellers. The acquired assets will be stated at "cost" and "cost" will be determined by the fair-value of the consideration given or by the fair-value of the property acquired, whichever is more clearly evident. As of the date of this filing, the Company has not determined the purchase price for historical-cost accounting purposes. However, the subsequent accounting for the acquired assets will be depreciated, amortized, or otherwise matched with revenue.

              The Company incorporates by reference herein the matters announced in the Company's press release dated October 10, 2000 and filed as
Exhibit 99.1 to that certain current report on Form 8-K dated October 6, 2000 and filed with the Commission on October 16, 2000.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2000

                                        COMMUNICATION INTELLIGENCE CORPORATION
                                                     (Registrant)


                                        By: /s/ PHILIP S. SASSOWER
                                            ----------------------------------
                                            Philip S. Sassower
                                            Chairman of the Board
                                             & Secretary





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